Registration No. 333-XXXXX
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of Registrant as specified in its charter)

           Delaware                                        16-1158413
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
                   (Address, including zip code, and telephone
                         number, including area code, of
                        Registrant's principal executive
                                    offices)

                     Performance Technologies, Incorporated
                             2001 Stock Option Plan
                            (Full title of the Plan)

                                Donald L. Turrell
                             Chief Executive Officer
                     Performance Technologies, Incorporated
                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE


                                         Proposed maximum     Proposed maximum
 Title of securities     Amount to be   offering price per   aggregate offering   Amount of
  to be registered        registered       share(1)             price(1)        registration fee
Common Stock, par value    1,500,000        $8.285             $12,427,500          $1,144
$.01 per share

     (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based on the high and low prices of the Registrant's Common Stock, par value $.01 per share, as reported on the Nasdaq National Market System on May 29, 2002.

         In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the stock option plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         The following documents of the Registrant previously filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002; and

     (c) the description of the Registrant's Common Stock, par value $.01 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 0-27460), filed with the Securities and Exchange Commission on December 28, 1995.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement (and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         The Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, as amended (the "By-laws") provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

         The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

         The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company's officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

(4) Instruments defining the rights of security holders, including indentures

(4.1)    Restated Certificate of Incorporation of the Registrant (Exhibit 3.1)1

        (4.2) Certificate of Amendment of the Registrant (Exhibit 3.2)2

        (4.3) Amended By-laws of the Registrant (Exhibit 3.3)1

        (4.4) Form of Common Stock Certificate of the Registrant (Exhibit 4.1)1

       *(4.5) Performance Technologies, Incorporated 2001 Stock Option Plan


(5)      Opinion re legality

       *(5.1) Opinion of Harter, Secrest & Emery LLP

(15)     Letter re unaudited interim financial information

         Not applicable.

(23)     Consents of experts and counsel

       *(23.1) Consent of PricewaterhouseCoopers LLP

       *(23.2) Consent of Harter, Secrest & Emery LLP [contained in Exhibit
               (5.1)]

(24)     Power of Attorney

         Not applicable

(99)     Additional Exhibits

         Not applicable


        * Exhibit filed with this Registration Statement.

        1 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-99684). The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

        2 Exhibit previously filed as part of and is incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The exhibit number contained in parenthesis refers to the exhibit number in such Annual Report.

Item 9. Undertakings

     (a) The undersigned Registrant hereby undertakes (subject to the provision contained in Item 512(a) of Regulation S-K):

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus  required by Section  10(a)(3) of the
                 Securities Act of 1933, as amended (the "Securities Act");

             (ii)to reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) to include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 31st day of May, 2002.

                                    Performance Technologies, Incorporated

                                    By:    /s/Donald L. Turrell
                                    -----------------------------------
                                           Donald L. Turrell
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated and on the 31st day of May, 2002.

       Signature                                          Title


/s/ Donald L. Turrell                      President, Chief Executive Officer
-----------------------                    and Director
Donald L. Turrell                          (Principal Executive Officer)


/s/Dorrance W. Lamb                        Vice President-Finance
-----------------------                    (Principal Financial Officer and
Dorrance W. Lamb                           Principal Accounting Officer)

/s/John M. Slusser                         Chairman of the Board
-----------------------
John M. Slusser

/s/Bernard Kozel                           Director
-----------------------
Bernard Kozel

/s/Charles E. Maginness                    Director
-----------------------
Charles E. Maginness

/s/Stuart B. Meisenzahl                    Director
-----------------------
Stuart B. Meisenzahl

/s/John E. Mooney                          Director
-----------------------
John E. Mooney

/s/Paul L. Smith                           Director
-----------------------
Paul L. Smith

/s/Arlen Vanderwel                         Director
-----------------------
Arlen Vanderwel

                                   EXHIBIT 4.5

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                             2001 STOCK OPTION PLAN
WHEREAS, Performance Technologies, Incorporated (the "Company") adopted the PERFORMANCE TECHNOLOGIES, INCORPORATED STOCK OPTION PLAN (the "Plan") on May 1, 1986, amended and restated the Plan effective January 1, 1987, amended the Plan on May 3, 1990, amended and restated the Plan on April 18, 1994, amended the Plan again on November 14, 1995 and amended and restated the Plan again on February 9, 2000; and WHEREAS, the Plan expires by its terms on December 31, 2001 and the Company desires to adopt a new stock option plan to replace the Plan.

NOW, THEREFORE, this 2001 Stock Option Plan is hereby adopted as follows:

         1. Purpose. The PERFORMANCE TECHNOLOGIES, INCORPORATED 2001 STOCK OPTION PLAN (the "2001 Plan") is designed to attract the best available personnel for positions of substantial responsibility and to furnish additional incentive to key employees and directors of the Company, upon whose efforts the successful conduct of the business of the Company largely depends, by encouraging such individuals to acquire a proprietary interest in the Company or to increase the same. This purpose will be effected through the granting of options to purchase shares of Common Stock, $.01 par value per share, of the Company (the "Shares") which will be identified by the Stock Option Committee of the Board of Directors of the Company (the "Committee") either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended to date (the "Code") or as non-statutory stock options.
         2. Eligibility. The persons eligible to receive options under this Plan shall be non-employee directors as more fully described in Section 17 hereof ("Outside Participating Directors") and such key employees of the Company as the Committee shall select from time to time (the " Participants"). Participants under the Plan shall be eligible to receive stock options as authorized by the Committee. Outside Participating Directors of the Company shall be eligible to receive non-statutory stock options pursuant to Sections 17 through 21 of this 2001 Plan. All references in this 2001 Plan to employees or directors of the Company shall include employees or directors of any parent or subsidiary of the Company, as those terms are defined in Section 425 of the Code.
         3. Stock Subject to Options. Subject to the provisions of Section 9 hereof, options may be granted under this 2001 Plan to purchase, in the aggregate, not more than 1,500,000 Shares. The Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or shares held in the treasury of the Company, and the Shares may, in the discretion of the Committee, become subject to incentive stock options or non-statutory stock options. Any Shares subject to an option which for any reason expires or is terminated unexercised as to such Shares shall continue to be available for options under this 2001 Plan.
         4. Annual Limitation. The aggregate Market Value (as defined in Section
19) of the Shares (determined as of the date the option is granted) with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans of the Company, any parent and any subsidiaries) shall not exceed $100,000.
         5. Terms and Conditions of Options. Each option granted by the Committee or granted pursuant to Sections 17 through 21 of this 2001 Plan shall be evidenced by a stock option agreement in such form or forms as the Committee may from time to time prescribe (which agreements need not be identical) containing provisions consistent with the 2001 Plan, including a provision prohibiting disposition of any option granted under this 2001 Plan or the Shares issued on exercise of such option within six months of the date of grant and, in the discretion of the Committee, any other waiting period following the grant of the option during which all or any part may not be exercised. The right of the Company to terminate the employment of the Participant at any time, with or without cause, shall in no way be restricted by the existence of this 2001 Plan, any option granted hereunder, or any stock option agreement relating thereto. Options shall in all cases further be subject to the following terms and conditions:
         (a) Type of Option and Price. Each option shall state the number of Shares subject to the option, whether the option is intended to be an incentive stock option or a non-statutory stock option and the option price. The option price of any incentive stock option shall equal or exceed the Market Value (as defined in Section 19) of the Shares with respect to which the incentive stock option is granted at the time of the granting of the option. However, if an incentive stock option is granted to any person who would, after the grant of such option, be deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Stockholder"), the option price shall not be less than 110% of the Market Value of the Shares with respect to which the option is granted at the time of the granting of the option to the Ten Percent Stockholder.

         (b) Term. The term of each option granted to a Participant shall be determined by the Committee, but in no event shall an option be exercisable either in whole or in part after the expiration of ten years from the date on which it is granted. Notwithstanding the foregoing, an incentive stock o ption granted to a Ten Percent Stockholder shall not be exercisable either in whole or in part after the expiration of five years from the date on which it is granted. The Committee and a Participant or Outside Participating Director may at any time by mutual agreement terminate any option granted to such Participant or Outside Participating Director under the 2001 Plan.
         (c) Exercise. Each option, or any installment thereof, shall be exercised, whether in whole or in part, by giving written notice to the Company at its principal office, specifying the number of Shares purchased and the purchase price being paid, and accompanied by the payment of the purchase price. A Participant or Outside Participating Director may pay for the Shares subject to the option with cash, a certified check or a bank cashier's check payable to the order of the Company. Alternatively, at the Company's sole option he may be permitted to pay for the Shares, in whole or in part, by the delivery of Shares already owned by him, which will be accepted in exchange at their Market Value on the date of exercise. Certificates representing the Shares purchased by the Participant or Outside Participating Director shall be issued as soon as reasonably practicable after the Participant or Outside Participating Director has complied with the provisions hereof. Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a non-statutory option. The Company may require, as a condition to the exercise of a non-statutory stock option, that the Participant or Outside Participating Director exercising that option concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine.
         (d) Disposition of Shares. If the option is an incentive stock option, the Participant cannot transfer Shares acquired upon the exercise of that option within two years from the date of the grant of the option or within one year from the date the option is exercised.
         6. Non-Assignment. During the lifetime of the Participant or Outside Participating Director, options granted hereunder shall be exercisable only by him and shall not be assignable or transferable by him, whether voluntarily or by operation of law or otherwise, and no other person shall acquire any rights therein.
         7. Death of Participant or Outside Participating Director. In the event that a Participant or Outside Participating Director shall die while he is an employee or director of the Company (or within 30 days after the termination of such directorship or employment) and prior to the complete exercise of options granted to him under the 2001 Plan, any such remaining options may be exercised in whole or in part within one year after the date of the Participant's or Outside Participating Director's death and then only: (i) by the Participant's or Outside Participating Director's estate or by or on behalf of such person or persons to whom the Participant's or Outside Participating Director's rights pass under his Will or the laws of descent and distribution, (ii) to the extent that the Participant or Outside Participating Director was entitled to exercise the option at the date of his death, and subject to all of the conditions on exercise imposed hereby, and (iii) prior to the expiration of the term of the option.
         8.       Termination of Employment of a Participant.
         (a) Any stock option shall be exercisable, during the lifetime of the Participant, only while he is an employee of the Company and has been an employee continuously since the grant of the option, or within 30 days after the date on which he ceases to be such an employee.
         (b) Any option shall be exercisable under this Section 8 only to the extent that the Participant would have been entitled to exercise the option at the time of the termination of the employment relationship; and further, no option shall be exercisable after the expiration of the term thereof. In the case of a Participant who is permanently and totally disabled (within the meaning of Section 105(d)(4) of the Code), the 30-day period described in this
Section 8 shall be one year.
         (c) For purposes of this Section 8, an employment relationship will be treated as continuing during the period when a Participant is on military duty, sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days, or, if longer, so long as a statute or contract guarantees the Participant's right to re-employment with the Company. When the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
         9. Anti-Dilution Provisions. The aggregate number and kind of Shares available for options under this 2001 Plan, the number and kind of Shares subject to any outstanding option, and the option price of each outstanding option, shall be proportionately adjusted by the Committee for any i ncrease, decrease or change in the total outstanding Shares of the Company resulting from a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of Shares or similar transaction (but not by reason of the issuance, sale or purchase of Shares by the Company in consideration for money, services or property).

         10. Rights as a Stockholder. The Participant or Outside Participating Director shall have no rights as a stockholder with respect to the Shares purchased by him pursuant to the exercise of an option until the date of the issuance to him of a certificate of stock representing such Shares. No adjustment shall be made for dividends or for distributions of any other kind with respect to Shares for which the record date is prior to the date of the issuance to the Participant or Outside Participating Director of a certificate for the Shares.
         11. Investment Purpose. Until such time as this 2001 Plan is registered with the Securities and Exchange Commission pursuant to applicable provisions of the Securities Act of 1933, as amended (the "Act"), each written notice by which a Participant or Outside Participating Director exercises an option shall contain representations on behalf of the Participant or Outside Participating Director that he acknowledges that the Company is selling or distributing Shares to him under a claim of exemption from registration under the Act, as a transaction not involving any public offering; that he is acquiring such Shares with a view to investment and not with a view to distribution or resale; and that he agrees not to make any sale or other distribution or disposition of such Shares unless (i) a registration statement with respect to such Shares shall be effective under the Act, and the Company shall have received proof satisfactory to it that there has been compliance with applicable state law, or ( ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Act or applicable state law will be involved in such transfer. The Company shall include on each certificate for Shares issued under the 2001 Plan a legend to the foregoing effect and such other legends restricting the transfer thereof as it may deem appropriate to comply with any requirement established by law or by the rules of any stock exchange.
         12. Stockholders Agreement. In the event that at the time of any exercise of an option the Company is a party to any stockholders agreement or stock repurchase agreement which by its terms requires any person to become a party thereto as a precondition to the issuance of any Shares to him, then any Shares issued hereunder shall be delivered only upon the execution and delivery by the Participant or Outside Participating Director of such agreement.
         13. Adoption, Approval, and Term of Plan. The 2001 Plan was adopted by the Company's Board of Directors on March 26, 2001 but does not take effect until approved by the Company's stockholders. The 2001 Plan shall terminate on May 31, 2011. No termination of the 2001 Plan, whether under the provisions of this Section 13 or otherwise, shall terminate or otherwise affect options held by Participants or Outside Participating Directors on the effective date of the termination of the 2001 Plan.
         14. Amendment and Termination of 2001 Plan. The Board of Directors of the Company, without further approval of the stockholders of the Company, may at any time suspend or terminate this 2001 Plan or may amend it from time to time in any manner; provided, however, that no amendment shall be effective without prior approval of the stockholders of the Company, which would (i) except as provided in Section 9 hereof, increase the maximum number of Shares which may be issued with respect to options under this 2001 Plan, (ii) change the eligibility requirements for individuals entitled to receive options under this 2001 Plan,
(iii) extend the period for granting incentive stock options, or (iv) materially increase benefits accruing to Participants or Outside Participating Directors hereunder.
         15. Effect of Acquisition, Reorganization or Liquidation. The Board of Directors or Committee shall provide in any agreement evidencing options granted hereunder, the extent to which options subject to such agreement shall become immediately exercisable and remain exercisable until their expiration in accordance with their respective terms upon the occurrence of either of the following events:
         (i) the first purchase of the Shares pursuant to a tender or exchange offer which is intended to effect the acquisition of more than 50% of the voting power of the Company (other than a tender or exchange offer made by the Company); or
         (ii) approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification or reorganization of the Shares),
(B) a sale or disposition of all or substantially all of the Company's assets, or (C) a plan of complete liquidation or dissolution of the Company.

         16. Administration. This 2001 Plan shall be administered by the Committee as it may be constituted from time to time. The Committee shall consist of at least two members of the Board selected by the Board, all of whom shall be "Non-Employee Directors" as that term is defined and interpreted pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Decisions of the Committee concerning the interpretation and construction of any provisions of this 2001 Plan or of any option granted pursuant to this 2001 Plan shall be final. The Company shall effect the grant of options under this 2001 Plan in accordance with the decisions of the Committee, which may, from time to time, adopt rules and regulations for carrying out this 2001 Plan. For purposes of this 2001 Plan, an option shall be deemed to be granted when the written agreement for the same is signed on behalf of the Company by its duly authorized officer or representative. Subject to the express provisions of this 2001 Plan, the Committee shall have the authority, in its discretion and without limitation, to determine the individuals to receive options, whether an option is intended to be an incentive stock option or a non-statutory stock option, the times when such individuals shall receive such options, the number of Shares to be subject to each option, the term of each option, the date when each option shall become exercisable, whether an option shall be exercisable in whole or in part in installments, the number of Shares to be subject to each installment, the date each installment shall become exercisable, the terms of each installment and the option price of each option, to accelerate the date of exercise of any option or installment thereof, and to make all other determinations necessary or advisable for administering this 2001 Plan.
         17. Outside Participating Directors. As of each Grant Date as defined in Section 18, each member of the Board of Directors who (a) is a "Non-Employee Director" as that term is defined and interpreted pursuant to Rule 16b-3 under the Exchange Act and (b) will serve as a member of the Board of Directors subsequent to the Grant Date is deemed an Outside Participating Director and is eligible to receive options in accordance with Section 18 below.
         18. Grants of Options to Outside Participating Directors.
         (a) Grant Dates. On the date of each Annual Meeting of Stockholders (the "Grant Date"), each Outside Participating Director shall automatically be granted a non-statutory option to purchase 10,000 Shares.
         (b) Election to Decline Option. Any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such
Option, elect to decline an Option, in which case such Option shall not be granted to him; provided, however, that at no time shall the Company pay or provide to such Outside Participating Director anything of value in lieu of the declined Option. In addition, any Outside Participating Director may, by written notice received by the Company prior to the Grant Date of such Option, revoke a previous election to decline an Option.
         19. Exercise Price of Options Granted to Outside Participating Directors. The price at which each option granted pursuant to Section 18 shall be exercisable shall be the fair market value per share (the "Market Value") of the Shares on the Grant Date of such option. For purposes of this 2001 Plan, the Market Value of the Shares shall be the closing price of the Shares in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), if the closing price of the Shares is then reported by Nasdaq. If the closing price of the Shares is not then reported by Nasdaq, the Market Value of the Shares on any date shall be deemed to be the mean between the representative closing bid and asked prices of the Shares in the over-the-counter market as reported by Nasdaq. If the Shares are reported on a national securities exchange, Market Value of the Shares shall mean the Market Value on the principal national securities exchange on which the Shares are then listed or admitted to trading (if the Shares are then listed or admitted to trading on any national securities exchange), and the closing price shall be the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked prices regular way, as reported by such exchange. If the Shares are not then so listed on a national securities exchange, the Market Value of the Shares on any date shall be the closing price (the last reported sale price regular way). If the Shares are not then reported by Nasdaq or are not reported on a national securities exchange, the Market Value of the Shares on any date shall be as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc. furnishes quotes with respect to the Shares, Market Value shall be determined by such other reasonable method as is adopted by resolution of the Board of Directors.
         20. Vesting and Expiration of Outside Participating Director Stock Options. Each option granted to an Outside Participating Director shall vest and shall become exercisable on the first anniversary of the Grant Date. Each option shall expire on the fifth anniversary of the Grant Date, and to the extent any option remains unexercised on such fifth anniversary, it shall be forfeited.

         21. Cessation  of  Service  of  an  Outside  Participating  Director.
         (a) Cessation of Service. An Outside Participating Director's cessation of service as a member of the Board of Directors for any reason shall not have any effect on options that have been granted prior to the date of cessation of service and have vested prior to the date of cessation of service.
Notwithstanding the foregoing, upon the death of an Outside Participating Director or former Outside Participating Director, all vested options held by the decedent must be exercised by his legal representative within one year after the date of death (but in no event after the expiration of the option) or they shall be forfeited.
         (b) Loss of Eligibility. If an Outside Participating Director becomes an employee of the Company or otherwise no longer satisfies the requirements for eligibility set forth in Section 17 hereof, then all options already granted to him hereunder shall continue in full force and effect, in accordance with their original terms, for so long as he remains a member of the Board of Directors, but he shall be entitled to no further formula grants of options pursuant to
Section 17 through Section 21 hereof.
         22. Reservation of Shares. The Company shall be under no obligation to reserve Shares to fill options. The grant of options to individuals hereunder shall not be construed to constitute the establishment of a trust of such Shares and no particular Shares shall be identified as optioned and reserved for individuals hereunder. The Company shall be deemed to have complied with the terms of this 2001 Plan if, at the time of issuance and delivery pursuant to the exercise of an option, it has a sufficient number of Shares authorized and unissued or in its treasury which may then be appropriated and issued for purposes of this 2001 Plan, irrespective of the date when such Shares were authorized. All Participants' and Outside Participating Directors' rights hereunder are limited to the right to receive Shares of the Company as provided in this 2001 Plan.
         23. Application of Proceeds. The proceeds of the sale of Shares by the Company under this 2001 Plan will constitute general funds of the Company and may be used by the Company for any purpose.
         24. Gender. As used in this 2001 Plan, masculine pronouns shall be deemed to include the feminine, and vice versa.

IN WITNESS WHEREOF, the Company has caused this 2001 Stock Option Plan to be executed this 31st day of May 2001.


                                    PERFORMANCE TECHNOLOGIES, INCORPORATED



                                    By:    /s/ Donald L. Turrell
                                    --------------------------------------------

                                           Donald L. Turrell
                                           Chief Executive Officer

                                   EXHIBIT 5.1

                     Opinion of Harter, Secrest & Emery LLP


                                  May 31, 2002


Performance Technologies, Incorporated
205 Indigo Creek Drive
Rochester, New York  14626

Re:      Performance Technologies, Incorporated

Ladies & Gentlemen:

                  You have requested our opinion in connection with your Registration Statement on Form S-8, filed under the Securities Act of 1993, as amended (the "Registration Statement"), with the Securities and Exchange Commission in respect of the proposed issuance by Performance Technologies, Incorporation (the "Company") of up to 1,500,000 shares of Common Stock, par value $.01 per share, of the Company pursuant to the Company's 2001 Stock Option Plan.

                  We have examined the following corporate records and proceedings of the Company in connection with the preparation of this opinion: its Certificate of Incorporation as amended and restated to date; its By-laws as currently in force and effect; its minute books, containing minutes and records of other proceedings of its stockholders and its Board of Directors, from the date of incorporation to the date hereof; the Registration Statement and the related exhibits thereto; applicable provisions of the laws of the State of Delaware; and such other documents and matters as we have deemed necessary.

         In rendering this opinion, we have made such examination of laws as we have deemed relevant for the purposes hereof. As to various questions of fact material to this opinion, we have relied upon representations and/or certificates of officers of the Company, certificates and documents issued by public officials and authorities, and information received from searchers of public records.

         Based upon and in reliance on the foregoing, we are of the opinion that:

     1. The Company is validly existing under the laws of the State of Delaware as of May 30, 2002

     2. The Company has the authority to issue an aggregate of 1,500,000 shares of Common Stock upon the effectiveness of the Registration Statement.

     3. The shares of Common Stock to be sold by the Company upon the effectiveness of the Registration Statement will, when sold and paid for as described in the Registration Statement, be validly authorized, legally issued and outstanding, and fully paid and non-assessable.

         We hereby consent to being named in the Registration Statement as attorneys who will, for the Company, pass upon the validity of the issuance of shares of Common Stock offered thereby, and we hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Harter, Secrest & Emery LLP

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 333-XXXXX) of our report dated February 5, 2002 relating to the financial statements and financial statement schedules of Performance Technologies, Inc, which appears in Performance Technologies, Inc's Annual Report on Form 10-K for the year ended December 31, 2001.



PricewaterhouseCoopers LLP

Rochester, New York
May 31, 2002